The Krueger Group, LLP
                            701 "B" Street, Suite 240
                              San Diego, California

                                                                    June 1, 2001

Board of Directors
San Juan Financial, Inc.
4410 Newton Street
Denver, Colorado 80211

Dear Members of the Board of Directors:

     You have asked us to provide you our legal opinion with regard to the legality of certain securities (the "Registered Securities") of San Juan Financial, Inc. (the "Company") covered by a Form SB-2 Registration Statement, Commission file Number 333-43796 (the "Registration Statement") originally filed with the Securities and Exchange Commission by the Company in electronic form on or about March 14, 2001, as amended on or about June 11, 2001 for the purpose of registering such Securities under the Securities Act of 1933. This legal opinion amends and replaces in its entirety that certain legal opinion of The Krueger Group, LLP dated March 8, 2001 addressed to the Company.

     In connection with this opinion, we have examined the corporate records of the Company, including the Certificate of Incorporation and Amendments thereto, the Bylaws, and the Minutes of the Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we have deemed relevant in order to render this opinion. In addition, the opinion expressed herein is limited to federal law. In forming this opinion, we have relied upon the documents submitted to us by the Company and the representations made to us by its officers and directors.

     Based upon the foregoing our opinion is as follows:

     1. The Company is duly and validly organized and is validly existing and in good standing under the laws of the State of Colorado.

     2. The Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the Consideration therein referred to, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our office and the use of our name under the heading of "Legal Matters" in the prospectus constituting a part of such Registration Statement.

                                                   Very truly yours,

                                                   THE KRUEGER GROUP, LLP

                                                   /s/ THE KRUEGER GROUP, LLP

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